Form N-CSR Item 13(d) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-262833 on Form N-2 of our report dated December 16, 2022, relating to the financial statements and financial highlights of Eaton Vance Tax-Managed Diversified Equity Income Fund appearing in this Annual Report on Form N-CSR of the Fund for the year ended October 31, 2022.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 22, 2022